Exhibit 99.1

For Immediate Release

Contacts:	Norman Black, Public Relations
404-828-7593
Andy Dolny, Investor Relations
404-828-8901

UPS DELIVERS RECORD 4Q RESULTS

Company Achieves New High in Full Year EPS;

U.S. Domestic Segment Leads the Way

ATLANTA, Jan. 31, 2012 – UPS (NYSE:UPS) today announced fourth quarter 2011 adjusted diluted earnings per share of $1.28, a 21% improvement over the prior-year period. Total revenue increased 6% to $14.2 billion and adjusted operating profit climbed 17% to more than $2 billion.

Last Friday, the company announced a change in pension accounting to a mark-to-market methodology. Adopted in the fourth quarter of 2011 and applied retrospectively, this new method resulted in after-tax charges in 2011 and 2010 of $527 million and $75 million, respectively. Also, in the prior-year period, UPS recorded a net after-tax gain of $32 million from the sale of certain non-core business units in the Supply Chain and Freight segment. On a reported basis, fourth quarter 2011 diluted earnings per share were $0.74, a decline of 28% from the same quarter last year.

For the full year 2011, UPS achieved a new high in adjusted diluted earnings per share at $4.35. On a reported basis, diluted earnings per share were $3.84.

“UPS delivered record fourth quarter results in volume, revenue and profitability,” said Scott Davis, UPS chairman and CEO. “In short, the quarter was a testament to the power of UPS’s global model and the company’s ability to operate efficiently in evolving markets.”

Consolidated Results	4Q 2011	Adjusted 4Q 2011	4Q 2010	Adjusted 4Q 2010

Revenue	$14.17 B		$13.42 B
Operating profit	$1.20 B	$2.02 B	$1.67 B	$1.73 B
Operating margin	8.4%	14.3%	12.5%	12.9%
Average volume per day	18.3 M		17.7 M
Diluted earnings per share	$0.74	$1.28	$1.02	$1.06

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2-2-2

During the quarter, UPS delivered 1.13 billion packages, an increase of 3.6% over the prior-year period. Adjusted operating margin expanded 140 basis points to 14.3%. On a reported basis, operating margin was 8.4%.

The impact of the change in pension accounting to a mark-to-market methodology improved fourth quarter 2011 adjusted results by $0.03 and reduced fourth quarter adjusted 2010 results by $0.02.

During the holiday period, global daily volume exceeded expectations by surpassing 25 million packages on five different days, including two days exceeding 27 million. UPS delivered 480 million packages during the peak shipping season, driven by e-commerce.

Cash Position

For the year ending Dec. 31, UPS generated more than $5 billion in free cash flow after capital expenditures of $2 billion and pension contributions of $1.4 billion. UPS repurchased 38.7 million shares for approximately $2.7 billion and paid dividends totaling $2.0 billion, up 10.6% per share.

U.S. Domestic Package	4Q 2011	Adjusted 4Q 2011	4Q 2010	Adjusted 4Q 2010

Revenue	$8.67 B		$8.08 B
Operating profit	$0.84 B	$1.32 B	$0.99 B	$1.02 B
Operating margin	9.7%	15.2%	12.2%	12.6%
Average volume per day	15.69 M		15.12 M

Revenue climbed 7.3% and adjusted operating profit improved 30% over the 2010 fourth quarter results. Operating margin expanded 260 basis points to 15.2% due to a volume surge during peak season of more than 7% and network efficiencies.

On a reported basis, operating profit declined to $.84 billion and operating margin was 9.7% as a result of the mark-to-market adjustment for pension plans.

For the quarter, average daily volume was up 3.8% fueled by robust internet shopping activity. Ground products grew 3.5% and Deferred by 12.3%, while UPS Next Day Air® declined slightly. Revenue per piece increased 3.4% with higher base rates and fuel surcharges, offset by lower average package weight and changes in customer and product mix.

UPS My Choicesm, the company’s new consumer-based delivery solution, experienced strong acceptance during the quarter. Enrollment for this industry- first service offering exceeded expectations and is approaching 750,000 subscribers.

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3-3-3

International Package	4Q 2011	Adjusted 4Q 2011	4Q 2010	Adjusted 4Q 2010

Revenue	$3.15 B		$3.05 B
Operating profit	$334 M	$505 M	$487 M	$529 M
Operating margin	10.6%	16.0%	16.0%	17.4%
Average volume per day	2.60 M		2.54 M

International revenue was $3.15 billion, up 3.5%. Export volume, for the quarter, improved 4.5%, surpassing 1 million pieces on an average daily basis for the first time in UPS history. This was driven by European exports and strong intra-regional growth in Asia.

Revenue per piece increased 2%, on a currency-neutral basis the gain was 3.9%. Adjusted operating margin in the quarter was once again industry leading at 16.0%, down 140 basis points compared to the same period last year. The weakness on the Asia to U.S. trade lane and currency fluctuations were the primary drivers of the margin decline.

On a reported basis, operating profit was $334 million with an operating margin of 10.6% as a result of the mark-to-market adjustment for pension plans.

Early in the quarter, UPS introduced two new return services to 30 countries across Europe. UPS Returns® Exchange and UPS Returns Pack® and Collect products offer unique reverse logistics solutions to European on-line retailers.

Supply Chain & Freight	4Q 2011	Adjusted 4Q 2011	4Q 2010	Adjusted 4Q 2010
Revenue	$2.34 B		$2.29 B
Operating profit	$22 M	$199 M	$199 M	$180 M
Operating margin	0.9%	8.5%	8.7%	7.8%

Compared to the prior-year period, adjusted operating profit for the fourth quarter grew 11% to $199 million on revenue growth of 2.1%. The adjusted operating margin for the segment increased 70 basis points to 8.5%.

On a reported basis, operating profit declined to $22 million and operating margin was 0.9% primarily as a result of the mark-to-market adjustment for pension plans.

UPS Freight led the segment with revenue growth of 9.0% on slightly lower daily shipments. Strong gains in LTL revenue per hundredweight, up 8.9% and productivity improvements contributed to operating margin expansion during the quarter.

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4-4-4

Distribution experienced margin expansion and increased operating profitability as the business unit continued executing on its global strategy.

During the quarter, UPS acquired Pieffe Group, an Italian pharmaceutical logistics company. This acquisition further supports UPS’s global healthcare strategy.

Outlook

“UPS achieved record earnings per share in a volatile global operating environment where trends varied by region,” said Kurt Kuehn, UPS’s chief financial officer. “This was made possible by our balanced world-wide presence, broad portfolio of solutions and the best people in the business.

“Looking to 2012, our expectations are for mixed economic growth around the world, with modest improvement in the U.S. However, UPS projects another strong year of earnings,” he continued. “We expect diluted earnings per share to be within a range of $4.75 to $5.00, an increase of 9% to 15% over adjusted 2011 results.

“Cash flow will remain strong, providing a platform for significant distributions to shareowners,” Kuehn added. “In line with this, UPS anticipates $2.7 billion in share repurchases for the year.”

UPS (NYSE:UPS) is a global leader in logistics, offering a broad range of solutions including the transportation of packages and freight; the facilitation of international trade, and the deployment of advanced technology to more efficiently manage the world of business. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. The company can be found on the Web at UPS.com and its corporate blog can be found at blog.ups.com. To get UPS news direct, visit pressroom.ups.com/RSS.

# # #

EDITOR’S NOTE:

UPS Chairman and CEO Scott Davis and CFO Kurt Kuehn will discuss fourth quarter results with investors and analysts during a conference call at 8:30 a.m. EST today. That call is open to listeners through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.”

UPS routinely posts investor announcements on its web site -- www.investors.ups.com -- and encourages those interested in the company to check there frequently.

We supplement the reporting of our financial information determined under generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures, including, as applicable, “as adjusted” operating profit, operating margin, pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as “reported” or “unadjusted”. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans.

We supplemented the presentation of our fourth quarter and year-to-date 2011 and 2010 operating profit, operating margin, pre-tax income, net income and earnings per share with similar measures that excluded the impact of several items. During 2011, these items included the impact of certain real estate transactions ($33 million pre-tax gains) and mark-to-market adjustments for pension expense recognized outside of a 10% corridor ($827 million pre-tax loss). In 2010, these items included the impact of a restructuring charge in our U.S. Domestic Package operations ($98 million pre-tax charge), the sale of a specialized transportation business in Germany and a related fair value adjustment loss for a financial guarantee ($51 million pre-tax losses), a charge to income tax expense due to the change in the filing status of a German subsidiary ($76 million), the sale of certain real estate ($109 million pre-tax gain), mark-to-market adjustments for pension expense recognized outside of a 10% corridor ($112 million pre-tax loss), and the sale of UPS Logistics Technologies ($71 million pre-tax gain). Additionally, we presented our fourth quarter and year-to-date 2011 and 2010 financial results excluding the impact of the accounting methodology change associated with our pension and postretirement medical benefit plans. We believe this presentation is appropriate as these adjusted measures better enable shareowners to focus on period-over-period operating performance.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, pre-tax income, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

United Parcel Service, Inc.

Selected Financial Data - Fourth Quarter

(unaudited)

(inclusive of change in pension accounting)

	00000000000	00000000000	00000000000	00000000000
	Three Months Ended December 31,		Change

	2011	2010	$	%

(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$8,670	$8,080	$590	7.3%
International Package	3,153	3,047	106	3.5%
Supply Chain & Freight	2,343	2,294	49	2.1%

Total revenue	14,166	13,421	745	5.6%

Operating expenses:
Compensation and benefits	7,730	7,001	729	10.4%
Other	5,239	4,748	491	10.3%

Total operating expenses	12,969	11,749	1,220	10.4%

Operating profit:
U.S. Domestic Package	841	986	(145)	-14.7%
International Package	334	487	(153)	-31.4%
Supply Chain & Freight	22	199	(177)	-88.9%

Total operating profit	1,197	1,672	(475)	-28.4%

Other income (expense):
Investment income	8	10	(2)	-20.0%
Interest expense	(96)	(94)	(2)	2.1%

Total other income (expense)	(88)	(84)	(4)	4.8%

Income before income taxes	1,109	1,588	(479)	-30.2%

Income tax expense	384	563	(179)	-31.8%

Net income	$725	$1,025	$(300)	-29.3%

Net income as a percentage of revenue	5.1%	7.6%

Per share amounts
Basic earnings per share	$0.75	$1.03	$(0.28)	-27.2%
Diluted earnings per share	$0.74	$1.02	$(0.28)	-27.5%

Weighted-average shares outstanding
Basic	968	994	(26)	-2.6%
Diluted	977	1,004	(27)	-2.7%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$1,320	$1,017	$303	29.8%
International Package (1)	505	529	(24)	-4.5%
Supply Chain & Freight (1)	199	180	19	10.6%

Total operating profit	2,024	1,726	298	17.3%

Income before income taxes (1)	$1,936	$1,642	$294	17.9%
Net income (2)	$1,252	$1,068	$184	17.2%
Basic earnings per share (2)	$1.29	$1.07	$0.22	20.6%
Diluted earnings per share (2)	$1.28	$1.06	$0.22	20.8%

(1) 2011 and 2010 operating profit and consolidated income before income taxes exclude the impact of an increase in pension expense due to a mark-to-market loss recognized outside of a 10% corridor of $827 million and $112 million, respectively, allocated between U.S. Domestic Package segment ($479 million and $31 million in 2011 and 2010), International Package segment ($171 million and $42 million), and Supply Chain & Freight segment ($177 million and $39 million). 2010 Supply Chain & Freight operating profit and consolidated income before income taxes also exclude a $71 million gain on the sale of UPS Logistics Technologies and a $13 million fair value adjustment loss related to the guarantee associated with the sale of a specialized transportation business in Germany.

(2) 2011 and 2010 net income and earnings per share amounts exclude the after-tax impact of the adjustments described in (1), which combined to decrease net income by $527 million and $43 million, respectively.

Note:	For further discussion of the change in pension accounting, please see the explanatory paragraph at the end of the Q4 2011 press release.

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.

Selected Financial Data - Fourth Quarter

(unaudited)

(prior to change in pension accounting)

	000000000000	000000000000	000000000000	000000000000
	Three Months Ended December 31,		Change

	2011	2010	$	%

(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$8,670	$8,080	$590	7.3%
International Package	3,153	3,047	106	3.5%
Supply Chain & Freight	2,343	2,294	49	2.1%

Total revenue	14,166	13,421	745	5.6%

Operating expenses:
Compensation and benefits	6,950	6,859	91	1.3%
Other	5,239	4,748	491	10.3%

Total operating expenses	12,189	11,607	582	5.0%

Operating profit:
U.S. Domestic Package	1,289	1,043	246	23.6%
International Package	497	537	(40)	-7.4%
Supply Chain & Freight	191	234	(43)	-18.4%

Total operating profit	1,977	1,814	163	9.0%

Other income (expense):
Investment income	8	10	(2)	-20.0%
Interest expense	(96)	(94)	(2)	2.1%

Total other income (expense)	(88)	(84)	(4)	4.8%

Income before income taxes	1,889	1,730	159	9.2%

Income tax expense	666	611	55	9.0%

Net income	$1,223	$1,119	$104	9.3%

Net income as a percentage of revenue	8.6%	8.3%

Per share amounts
Basic earnings per share	$1.26	$1.13	$0.13	11.5%
Diluted earnings per share	$1.25	$1.11	$0.14	12.6%

Weighted-average shares outstanding
Basic	968	994	(26)	-2.6%
Diluted	977	1,004	(27)	-2.7%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$1,289	$1,043	$246	23.6%
International Package (1)	497	537	(40)	-7.4%
Supply Chain & Freight (1)	191	176	15	8.5%

Total operating profit	1,977	1,756	221	12.6%

Income before income taxes (1)	$1,889	$1,672	$217	13.0%
Net income (2)	$1,223	$1,087	$136	12.5%
Basic earnings per share (2)	$1.26	$1.09	$0.17	15.6%
Diluted earnings per share (2)	$1.25	$1.08	$0.17	15.7%

(1) 2010 Supply Chain & Freight operating profit and consolidated income before income taxes exclude a $71 million gain on the sale of UPS Logistics Technologies and a $13 million fair value adjustment loss related to the guarantee associated with the sale of a specialized transportation business in Germany.

(2) 2010 net income and earnings per share amounts exclude the after-tax impact of the Supply Chain & Freight net gain related to the disposition of businesses described in (1), which combined to increase net income by $32 million.

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.

Selected Financial Data - Fourth Quarter

(unaudited)

(impact of pension accounting change)

	000000000000	000000000000	000000000000
	Three Months Ended December 31,		Change

	2011	2010	$

(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$-	$-	$-
International Package	-	-	-
Supply Chain & Freight	-	-	-

Total revenue	-	-	-

Operating expenses:
Compensation and benefits (1)	780	142	638
Other	-	-	-

Total operating expenses	780	142	638

Operating profit:
U.S. Domestic Package (2)	(448)	(57)	(391)
International Package (2)	(163)	(50)	(113)
Supply Chain & Freight (2)	(169)	(35)	(134)

Total operating profit	(780)	(142)	(638)

Other income (expense):
Investment income	-	-	-
Interest expense	-	-	-

Total other income (expense)	-	-	-

Income before income taxes (2)	(780)	(142)	(638)

Income tax expense	(282)	(48)	(234)

Net income (3)	$(498)	$(94)	$(404)

Net income as a percentage of revenue	-3.5%	-0.7%

Per share amounts
Basic earnings per share (3)	$(0.51)	$(0.10)	$(0.41)
Diluted earnings per share (3)	$(0.51)	$(0.09)	$(0.42)

Weighted-average shares outstanding
Basic	-	-	-
Diluted	-	-	-

As adjusted income data:
Operating profit:
U.S. Domestic Package (4)	$31	$(26)	$57
International Package (4)	8	(8)	16
Supply Chain & Freight (4)	8	4	4

Total operating profit	47	(30)	77

Income before income taxes (4)	$47	$(30)	$77
Net income (5)	$29	$(19)	$48
Basic earnings per share (5)	$0.03	$(0.02)	$0.05
Diluted earnings per share (5)	$0.03	$(0.02)	$0.05

(1) 2011 and 2010 compensation and benefits expense increased by $780 million and $142 million, respectively, due to a $827 million ($112 million in 2010) increase in pension expense due to a mark-to-market loss recognized outside of a 10% corridor, and a $47 million reduction ($30 million increase in 2010) in ongoing pension expense resulting from the change in pension accounting methodology.

(2) 2011 and 2010 operating profit decreased by $780 million and $142 million, respectively, as described in (1) above and was allocated across all segments.

(3) 2011 and 2010 net income and earnings per share amounts decreased due to the after-tax effect of the additional $780 million and $142 million, respectively, of compensation and benefits expense described in (1) above.

(4) 2011 and 2010 operating profit and income before taxes increased by $47 million and decreased by $30 million, respectively, due to the adjustment for ongoing pension expense resulting from the change in pension accounting methodology.

(5) 2011 and 2010 net income and earnings per share amounts increased due to the after tax effect of (4) above.

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.

Selected Operating Data - Fourth Quarter

(unaudited)

	000000000000	000000000000	000000000000	000000000000
	Three Months Ended December 31,		Change

	2011	2010	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,584	$1,524	$60	3.9%
Deferred	1,022	887	135	15.2%
Ground	6,064	5,669	395	7.0%

Total U.S. Domestic Package	8,670	8,080	590	7.3%
International Package:
Domestic	667	651	16	2.5%
Export	2,358	2,242	116	5.2%
Cargo	128	154	(26)	-16.9%

Total International Package	3,153	3,047	106	3.5%
Supply Chain & Freight:
Forwarding and Logistics	1,583	1,597	(14)	-0.9%
Freight	632	580	52	9.0%
Other	128	117	11	9.4%

Total Supply Chain & Freight	2,343	2,294	49	2.1%

Consolidated	$14,166	$13,421	$745	5.6%

Consolidated volume (in millions)	1,134	1,095	39	3.6%

Operating weekdays	62	62	-

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,305	1,318	(13)	-1.0%
Deferred	1,314	1,170	144	12.3%
Ground	13,068	12,630	438	3.5%

Total U.S. Domestic Package	15,687	15,118	569	3.8%
International Package:
Domestic	1,559	1,539	20	1.3%
Export	1,043	998	45	4.5%

Total International Package	2,602	2,537	65	2.6%

Consolidated	18,289	17,655	634	3.6%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$19.58	$18.65	$0.93	5.0%
Deferred	12.54	12.23	0.31	2.5%
Ground	7.48	7.24	0.24	3.3%
Total U.S. Domestic Package	8.91	8.62	0.29	3.4%
International Package:
Domestic	6.90	6.82	0.08	1.2%
Export	36.46	36.23	0.23	0.6%
Total International Package	18.75	18.39	0.36	2.0%
Consolidated	$10.31	$10.02	$0.29	2.9%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.

Selected Financial Data - Year to Date

(unaudited)

(inclusive of change in pension accounting)

	0000000000000	0000000000000	0000000000000	0000000000000
	Twelve Months Ended December 31,		Change

	2011	2010	$	%

(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$31,717	$29,742	$1,975	6.6%
International Package	12,249	11,133	1,116	10.0%
Supply Chain & Freight	9,139	8,670	469	5.4%

Total revenue	53,105	49,545	3,560	7.2%

Operating expenses:
Compensation and benefits	27,575	26,557	1,018	3.8%
Other	19,450	17,347	2,103	12.1%

Total operating expenses	47,025	43,904	3,121	7.1%

Operating profit:
U.S. Domestic Package	3,764	3,238	526	16.2%
International Package	1,709	1,831	(122)	-6.7%
Supply Chain & Freight	607	572	35	6.1%

Total operating profit	6,080	5,641	439	7.8%

Other income (expense):
Investment income (loss)	44	3	41	N/A
Interest expense	(348)	(354)	6	-1.7%

Total other income (expense)	(304)	(351)	47	-13.4%

Income before income taxes	5,776	5,290	486	9.2%

Income taxes	1,972	1,952	20	1.0%

Net income	$3,804	$3,338	$466	14.0%

Net income as a percentage of revenue	7.2%	6.7%

Per share amounts
Basic earnings per share	$3.88	$3.36	$0.52	15.5%
Diluted earnings per share	$3.84	$3.33	$0.51	15.3%

Weighted average shares outstanding
Basic	981	994	(13)	-1.3%
Diluted	991	1,003	(12)	-1.2%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$4,258	$3,258	$1,000	30.7%
International Package (1)	1,880	1,873	7	0.4%
Supply Chain & Freight (1)	736	591	145	24.5%

Total operating profit	$6,874	$5,722	$1,152	20.1%

Income before income taxes (1)	$6,570	$5,371	$1,199	22.3%
Net income (2)	$4,311	$3,495	$816	23.3%
Basic earnings per share (2)	$4.39	$3.52	$0.87	24.7%
Diluted earnings per share (2)	$4.35	$3.48	$0.87	25.0%

(1) 2011 operating profit and consolidated income before income taxes exclude an $827 million increase in pension expense due to a mark-to-market loss recognized outside of a 10% corridor ($479 million U.S. Domestic Package, $171 million International Package, $177 million Supply Chain & Freight), and the $33 million gain on certain real estate transactions ($15 million loss in U.S. Domestic Package and a $48 million gain in Supply Chain & Freight).

2010 operating profit and consolidated income before income taxes exclude an $112 million increase in pension expense due to a mark-to-market loss recognized outside of a 10% corridor ($31 million U.S. Domestic Package, $42 million International Package, $39 million Supply Chain & Freight), a $98 million restructuring charge (U.S. Domestic Package), a $109 million gain on the sale of real estate (U.S. Domestic Package), a $71 million gain on the sale of UPS Logistics Technologies (Supply Chain & Freight) and a $51 million loss on the sale of a specialized transportation business in Germany and a related financial guarantee fair value adjustment (Supply Chain & Freight).

(2) 2011 and 2010 net income and earnings per share amounts exclude the after-tax impact of the adjustments described in (1), which totaled a combined decrease of $507 million and $81 million, respectively. Additionally, 2010 net income and earnings per share exclude a $76 million charge to income tax expense, resulting from a change in the tax filing status of a German subsidiary.

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.

Selected Financial Data - Year to Date

(unaudited)

(prior to change in pension accounting)

	0000000000000	0000000000000	0000000000000	0000000000000
	Twelve Months Ended
	December 31,		Change

	2011	2010	$	%

(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$31,717	$29,742	$1,975	6.6%
International Package	12,249	11,133	1,116	10.0%
Supply Chain & Freight	9,139	8,670	469	5.4%

Total revenue	53,105	49,545	3,560	7.2%

Operating expenses:
Compensation and benefits	26,935	26,324	611	2.3%
Other	19,450	17,347	2,103	12.1%

Total operating expenses	46,385	43,671	2,714	6.2%

Operating profit:
U.S. Domestic Package	4,119	3,373	746	22.1%
International Package	1,849	1,904	(55)	-2.9%
Supply Chain & Freight	752	597	155	26.0%

Total operating profit	6,720	5,874	846	14.4%

Other income (expense):
Investment income (loss)	44	3	41	N/A
Interest expense	(348)	(354)	6	-1.7%

Total other income (expense)	(304)	(351)	47	-13.4%

Income before income taxes	6,416	5,523	893	16.2%

Income taxes	2,203	2,035	168	8.3%

Net income	$4,213	$3,488	$725	20.8%

Net income as a percentage of revenue	7.9%	7.0%

Per share amounts
Basic earnings per share	$4.29	$3.51	$0.78	22.2%
Diluted earnings per share	$4.25	$3.48	$0.77	22.1%

Weighted average shares outstanding
Basic	981	994	(13)	-1.3%
Diluted	991	1,003	(12)	-1.2%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$4,134	$3,362	$772	23.0%
International Package	1,849	1,904	(55)	-2.9%
Supply Chain & Freight (1)	704	577	127	22.0%

Total operating profit	$6,687	$5,843	$844	14.4%

Income before income taxes (1)	$6,383	$5,492	$891	16.2%
Net income (2)	$4,193	$3,570	$623	17.5%
Basic earnings per share (2)	$4.27	$3.59	$0.68	18.9%
Diluted earnings per share (2)	$4.23	$3.56	$0.67	18.8%

(1) 2011 operating profit and consolidated income before income taxes exclude the $33 million gain on certain real estate transactions ($15 million loss in U.S. Domestic Package and a $48 million gain in Supply Chain & Freight). 2010 operating profit and consolidated income before income taxes excluded a $98 million restructuring charge (U.S. Domestic Package), a $109 million gain on the sale of real estate (U.S. Domestic Package), a $71 million gain on the sale of UPS Logistics Technologies (Supply Chain & Freight) and a $51 million loss on the sale of a specialized transportation business in Germany and a related financial guarantee fair value adjustment (Supply Chain & Freight).

(2) 2011 and 2010 net income and earnings per share amounts exclude the after-tax impact of the adjustments described in (1), which totaled a combined increase of $20 million and a combined decrease of $6 million, respectively. Additionally, 2010 net income and earnings per share exclude a $76 million charge to income tax expense, resulting from a change in the tax filing status of a German subsidiary.

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.

Selected Financial Data - Year to Date

(unaudited)

(impact of pension accounting change)

	000000000000	000000000000	000000000000
	Twelve Months Ended December 31,		Change

	2011	2010	$

(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$-	$-	$-
International Package	-	-	-
Supply Chain & Freight	-	-	-

Total revenue	-	-	-

Operating expenses:
Compensation and benefits (1)	640	233	407
Other	-	-	-

Total operating expenses	640	233	407

Operating profit:
U.S. Domestic Package (2)	(355)	(135)	(220)
International Package (2)	(140)	(73)	(67)
Supply Chain & Freight (2)	(145)	(25)	(120)

Total operating profit	(640)	(233)	(407)

Other income (expense):
Investment income	-	-	-
Interest expense	-	-	-

Total other income (expense)	-	-	-

Income before income taxes (2)	(640)	(233)	(407)

Income tax expense	(231)	(83)	(148)

Net income (3)	$(409)	$(150)	$(259)

Net income as a percentage of revenue	-0.8%	-0.3%

Per share amounts
Basic earnings per share (3)	$(0.41)	$(0.15)	$(0.26)
Diluted earnings per share (3)	$(0.41)	$(0.15)	$(0.26)

Weighted-average shares outstanding
Basic	-	-	-
Diluted	-	-	-

As adjusted income data:
Operating profit:
U.S. Domestic Package (4)	$124	$(104)	$228
International Package (4)	31	(31)	62
Supply Chain & Freight (4)	32	14	18

Total operating profit	$187	$(121)	$308

Income before income taxes (4)	$187	$(121)	$308
Net income (5)	$118	$(75)	$193
Basic earnings per share (5)	$0.12	$(0.07)	$0.19
Diluted earnings per share (5)	$0.12	$(0.08)	$0.20

(1) 2011 and 2010 compensation and benefits expense increased by $640 million and $233 million, respectively, due to a $827 million ($112 million in 2010) increase in pension expense due to a mark-to-market loss recognized outside of a 10% corridor, and a $187 million reduction ($121 million increase in 2010) in ongoing pension expense resulting from the change in pension accounting methodology.

(2) 2011 and 2010 operating profit decreased by $640 million and $233 million, respectively, as described in (1) above and was allocated across all segments.

(3) 2011 and 2010 net income and earnings per share amounts decreased due to the after-tax effect of the additional $640 million and $233 million, respectively, of compensation and benefits expense described in (1) above.

(4) 2011 and 2010 operating profit and income before taxes increased by $187 million and decreased by $121 million, respectively, due to the adjustment for ongoing pension expense resulting from the change in pension accounting methodology.

(5) 2011 and 2010 net income and earnings per share amounts increased due to the after-tax effect of (4) above.

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.

Selected Operating Data - Year to Date

(unaudited)

	0000000000000	0000000000000	0000000000000	0000000000000
	Twelve Months Ended December 31,		Change

	2011	2010	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$6,229	$5,835	$394	6.8%
Deferred	3,299	2,975	324	10.9%
Ground	22,189	20,932	1,257	6.0%

Total U.S. Domestic Package	31,717	29,742	1,975	6.6%
International Package:
Domestic	2,628	2,365	263	11.1%
Export	9,056	8,234	822	10.0%
Cargo	565	534	31	5.8%

Total International Package	12,249	11,133	1,116	10.0%
Supply Chain & Freight:
Forwarding and Logistics	6,103	6,022	81	1.3%
Freight	2,563	2,208	355	16.1%
Other	473	440	33	7.5%

Total Supply Chain & Freight	9,139	8,670	469	5.4%

Consolidated	$53,105	$49,545	$3,560	7.2%

Consolidated volume (in millions)	4,013	3,941	72	1.8%

Operating weekdays	254	253	1

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,206	1,205	1	0.1%
Deferred	975	941	34	3.6%
Ground	11,230	11,140	90	0.8%

Total U.S. Domestic Package	13,411	13,286	125	0.9%
International Package:
Domestic	1,444	1,403	41	2.9%
Export	942	885	57	6.4%

Total International Package	2,386	2,288	98	4.3%

Consolidated	15,797	15,574	223	1.4%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$20.33	$19.14	$1.19	6.2%
Deferred	13.32	12.50	0.82	6.6%
Ground	7.78	7.43	0.35	4.7%
Total U.S. Domestic Package	9.31	8.85	0.46	5.2%
International Package:
Domestic	7.17	6.66	0.51	7.7%
Export	37.85	36.77	1.08	2.9%
Total International Package	19.28	18.31	0.97	5.3%
Consolidated	$10.82	$10.24	$0.58	5.7%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.

Reconciliation of Free Cash Flow

(unaudited)

Preliminary Year-to-Date

(amounts in millions)	December 31, 2011
Net cash from operations	$7,053
Capital expenditures	(1,998)
Proceeds from disposals of PP&E	40
Net change in finance receivables	184
Other investing activities	(257)

Free cash flow	$5,022

Amounts are subject to reclassification.

Certain prior year amounts have been reclassified to conform to the current year presentation.